UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2008

FMG ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Forest Park, Second Floor Farmington, Connecticut	06032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 677-2701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2008, FMG Acquisition Corp. (“FMG”) issued a press release with respect to the execution of an Agreement and Plan of Merger (“Merger Agreement”) with United Insurance Holdings, L.C., a limited liability company formed in the State of Florida (“United”) and United Subsidiary Corp., a wholly-owned subsidiary of FMG (“United Subsidiary”). Pursuant to the Merger Agreement, FMG agreed to purchase all of the outstanding membership interests of United and United agreed to merge with United Subsidiary in a transaction whereby United would be the surviving entity and a wholly-owned subsidiary of FMG. On the closing date, two of the current directors and all of the current officers of FMG will resign and United will appoint new officers and three new directors. Upon consumation of the  merger, FMG will change its name to United Insurance Holdings Corp.

The press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1. The Merger Agreement is attached hereto as Exhibit 2.1 and should be referred to when reading the following summary.

The Merger Agreement provides that United will receive aggregate consideration of $95 million at closing, consisting of $25 million in cash and 8,750,000 shares of FMG common stock ($8.00 per share) having an agreed on value of $70 million. Up to $5,000,000 of additional consideration may be paid to the members of United in the event net income of United exceeds $25,000,000 for either of the period of: (i) July 1, 2008 through June 30, 2009 or (ii) January 1, 2009 through December 31, 2009. There is approximately $38 million of cash available for investment currently held in trust by FMG, from which the $25 million cash component of the consideration will be available, subject to certain terms and conditions of the Merger Agreement. FMG will register the issuance of the shares of its common stock to be issued in the merger on a registration statement on Form S-4 (the “Registration Statement”).  The closing of the merger is subject to stockholder approval of FMG, member approval of United, regulatory clearances, including the Florida Office of Insurance Regulation, the Registration Statement being declared effective by the Securities and Exchange Commission (the “SEC”), and other customary closing conditions. In connection with the proposed transaction, FMG obtained a fairness opinion from Piper Jaffray & Co., an unaffiliated, third party appraiser, to the effect that the consideration to be paid by FMG in the merger is fair, from a financial point of view, to the holders of FMG’s common stock.

Each of FMG, United and United Subsidiary has agreed to continue to operate their respective businesses in the ordinary course prior to the closing of the merger. Additional material covenants, include, but are not limited to, each party protecting confidential information and maintaining the confidentiality of the other’s proprietary information.

United and its subsidiaries shall obtain the written consent of FMG prior to: (a) amending any of their respective formation or governing documents, (b) selling any equity interests or incurring debt; (c) increasing salary and wages by more than 10% , (d) changing tax, accounting, distribution or dividend policies (unless required by GAAP), (e) transferring, licensing or otherwise amending, modifying or permitting to lapse any material license, (f) terminating or assigning any contract in excess of $50,000 or which is otherwise deemed a material contract, (g) entering into any new line of business, (h) letting lapse insurance policies providing coverage with respect to the assets, operations and activities of United and its subsidiaries, or modifying any of same in an amount and scope of coverage as are currently in effect, (i) releasing, assigning or settling any claim, action or proceeding in excess of $50,000 (other than in the ordinary course of business), (j) making any capital expenditure in excess of $150,000; (k) liquidating, dissolving, restructuring or consolidating their operations, (l) merging with or acquiring any entity, (m) taking any action which would reasonably be expected to delay or impair the obtaining of any consents or approvals to be obtained in connection with the Merger Agreement; (n) entering into any new reinsurance transaction as assuming or ceding insurer which (1) does not contain market cancellation, termination and commutation provisions or (2) adversely changes the existing reinsurance profile of United and its subsidiaries outside of the ordinary course of business consistent with past practice, or (o) altering or amending in any material respect any existing underwriting, claims handling, loss control, investment, actuarial, financial reporting or accounting practices, guidelines or policies (including compliance policies) or any material assumption underlying an actuarial practice or policy, except as may be required by GAAP, applicable SAP, any governmental authority or applicable law. Notwithstanding the foregoing, United may declare, pay or set aside any (i) distributions in an amount equal to its accrual for taxes as computed consistently with past practices and presented on United’s financials dated December 31, 2007 and (ii) distributions not to exceed $2,500,000 in the aggregate.

FMG and United Subsidiary shall obtain the written consent of United prior to: (a) amending any of their respective formation or governing documents, (b) selling any equity interests or incurring debt, (c) making any change in accounting methods, principles or practices, except as required by GAAP and approved by FMG’s outside auditors; (d) entering into any contract committing to make capital expenditures for any period following the Effective Time, (e) making or rescinding any material election relating to taxes or making any change in its accounting or tax policies or procedures, in each case except as required by applicable law or GAAP, (f) entering into any agreement or contract that would be a material contract, (g) incurring any material liability or obligation other than in the ordinary course of business consistent with past practice, (h) entering into, amending or terminating (other than terminations in accordance with their terms) any affiliate transaction, (i) entering into any new line of business, (j) releasing, assigning or settling any claim, action or proceeding in excess of $50,000 (other than in the ordinary course of business), (k) making any capital expenditure in excess of $150,000; (l) liquidating, dissolving, restructuring or consolidating their operations, (m) merging with or acquiring any entity or (n) taking any action which would reasonably be expected to delay or impair the obtaining of any consents or approvals to be obtained in connection with the Merger Agreement.

FMG and United have made customary representations and warranties and covenants in the Merger Agreement, including among others, (a) not to solicit proposals related to alternative business combination transactions or (b)  subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative business combination transactions. Such representations and warranties were made as of the date of the Merger Agreement or other specific dates, and such representations and warranties should not be relied upon by any other person or entity. The Merger Agreement contains certain termination rights for both FMG and United,, including that both FMG and United may terminate the Merger Agreement if the closing has not occurred on or before the date that is the earlier of: (a) six months from the filing of the Registration Statement or (b) November 2, 2008, provided that this termination right is not available to any party whose failure to fulfill any obligation under the Merger Agreement is the primary cause of the failure of the closing to occur on or before such date.

The obligation of each party to consummate the merger is subject to the satisfaction or waiver (where permissible) of the following conditions: (a) approval of the stockholders of FMG in accordance with Delaware law and the holders of one share less than thirty percent (30%) of the shares issued in FMG’s initial public offering do not both vote against the merger and exercise their conversion rights, (b) receipt of all authorizations, approvals and permits required to be obtained from or made with any governmental authority, (c) the Registration Statement being declared effective by the SEC, (d) approval of not less than 66% of the members of United, (e) less than ten percent (10%) of the outstanding membership interests of United properly exercising and perfecting the right to dissent from the merger and to be paid fair value for their membership interests in accordance with the Florida Limited Liability Company Act, and (f) the required regulatory approvals, including the Florida Office of Insurance Regulation, not imposing a condition which would materially adversely affect the benefits, taken as a whole, FMG reasonably expects to derive from the transactions contemplated by the Merger Agreement. We cannot assure you when, or if, all the conditions to completion of the merger will be satisfied or waived.

Assuming the merger is consummated, FMG will no longer be a blank-check, or special purpose acquisition corporation. If FMG does not complete the merger, it will continue as a blank check company until it finds another suitable company to acquire or the trust account is liquidated as part of its cessation of corporate existence and FMG shall cease to operate as a public blank check company.

In the merger agreement, United expressly waived any and all claims against the trust fund in which the net proceeds of FMG’s initial public offering were deposited, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between United, on the one hand, and FMG, on the other hand, the merger agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. United further waived any and all claims it may have, now or in the future, and will not seek recourse against, the trust fund for any reason whatsoever. In the event United commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to FMG, which proceeding seeks, in whole or in part, relief against the trust fund or the public stockholders of FMG, whether in the form of money damages or injunctive relief, FMG shall be entitled to recover from United the associated legal fees and costs in connection with any such action..

The foregoing description of the merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference. The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about FMG or United. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are subject to important qualifications and limitations agreed to by FMG and United in connection with negotiating the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances as of any specified date, as they were used for the specific purpose of allocating risk between United and FMG, rather than establishing any matters as facts.

Ellenoff Grossman & Schole LLP acted as legal advisor to FMG. Foley & Lardner LLP is acting as legal advisor to United on this transaction.

Forward-looking Statements

This current report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about FMG, United and their combined business after completion of the proposed merger. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of FMG’s and United’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: failure of FMG’s stockholders to approve the agreement and plan of merger and the transactions contemplated thereby; the number and percentage of FMG’s stockholders voting against the merger; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting United’s business; demand for the products and services United provides; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in FMG’s filings with the SEC. The information set forth herein should be read in light of such risks. Neither FMG nor United assumes any obligation to update the information contained in this press release.

Additional Information and Where to Find It

This current report on Form 8-K does not constitute an offer of any securities for sale. The proposed merger will be submitted to FMG’s stockholders for their consideration. In connection with the proposed merger and required stockholder approval, FMG will file with the SEC the Registration Statement, which will include a proxy statement/prospectus and which will be mailed to the stockholders of FMG. FMG’s stockholders are urged to read the proxy statement/prospectus and other relevant materials when they become available as they will contain important information about the merger. FMG stockholders will be able to obtain a free copy of such filings at the SEC’s Internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to FMG, Four Forest Park, Second Floor, Farmington, CT 06032.

FMG and its officers and directors may be deemed to have participated in the solicitation of proxies from FMG’s stockholders in favor of the approval of the merger and related matters. Information concerning FMG’s directors and executive officers is set forth in the publicly filed documents of FMG, including in its final prospectus dated October 4, 2007.. Stockholders of FMG and other interested persons may obtain more detailed information regarding the direct and indirect interests of FMG and its directors and executive officers in the merger by reading the preliminary and definitive proxy statement/prospectus regarding the merger, which will be filed with the SEC.

Item 8.01 Other Events

FMG today announced it will hold meetings with potential investors prior to the merger completion to further discuss the transaction. If any accredited investors are interested in meeting with management, please contact Adam Prior of The Equity Group at 212-836-9606 or aprior@equityny.com.

Investor Presentation

The presentation attached hereto as Exhibit 99.2 is in the form of slide show presentation which FMG expects to use in investor presentations to describe the merger, assuming stockholders of FMG approve the merger and the related matters.

Statement from Bulldog Investors

Bulldog Investors owns FMG securities equal to 21.7% voting power, as disclosed in Bulldog’s filing with the SEC dated March 26, 2008.  On March 18, 2008, FMG discussed its business combination criteria with Bulldog and Bulldog described its criteria for evaluating a proposed business combination and advised FMG that if FMG presented a business combination meeting Bulldog’s criteria, Bulldog’s intention is either to: (i) support the proposed business combination or (ii) accept a bid for some or all of its holdings of FMG’s common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated April 2, 2008. (schedules and Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. FMG agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.)

99.1	Press Release issued April 2, 2008

99.2	Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMG ACQUISITION CORP.

Date: April 3, 2008	By:	/s/ Gordon G. Pratt
Gordon G. Pratt
Chairman, President and Chief Executive Officer